27955 Clemens Road
                                                       Westlake, Ohio  44145
                                                       Phone:  (216) 835-8500
McCurdy & Associates CPA's, Inc.                       Fax:  (216) 835-1093






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use in this Post-Effective Amendment Number 1 of all references to our firm included in or made a part of this Post- Effective Amendment.




/s/ McCurdy & Associates CPA's, Inc.
McCurdy & Associates CPA's, Inc.
December 13, 1995